Exhibit 10.3

Confidential Treatment Requested Under 17 C.F.R. §§ 200.80(b)(4) and 240-24b-2

Change Order Form # 26

Change order under Agreement dated: Fifth Amendment to Development and Clinical Supplies Agreement dated December 14, 2012

Between:  Radius Health, Inc and 3M

Project Name: For the development of Radius’ Abaloparatide compound delivered via 3M’s Microstructured Transdermal Delivery System

Change requested by: Radius
Name: Michele Gehrt
Company: 3M

Date: 13May2015

Description of change:

Radius has requested that 3M continue to progress the redevelopment of the Abaloparatide sMTS product to achieve a PK profile comparable to Abaloparatide-SC, as evaluated in [*] . This change order will progress the work completed in Change Order #22.

Scope:

3M to produce supplies of the sMTS Abaloparatide product ([*]) to achieve a PK profile comparable to SC injection. Redevelopment to increase the amount of Abaloparatide released may include changes in [*].  3M to prepare [*] product configurations for evaluation in [*] studies.

Assumptions:

•                3M will progress several product configurations that will build on the knowledge from previous w,ork.

•                3M will evaluate the [*] product configurations via [*].

•                The JTT will agree upon the product configurations to be taken into each [*] study.

•                Supplies for [*] studies would be produced as for past preclinical studies (non-GLP, non sterile) and shipped to the facility of Radius’ designation.

•                 Stability for promising configurations would be characterized only grossly

DELIVERABLES

•                Samples (approx [*] patch assemblies) for promising configurations agreed to by the JTT for further evaluation by Radius in [*]. [*] product configurations will be provided for [*] studies.

•                Gross stability evaluations for promising patch assembly configurations (limited testing at up to [*] time points for [*] storage condition).

•                Analysis of residual content on dosed arrays will be conducted if agreed to by JTT as necessary for understanding outcomes of the studies.

TIMING

The required effort in hours, duration of the study in months, and expected end dates for the study covered by this work plan are summarized in the table below.

Task	Estimated Effort (hours)	Estimated Duration (months)	Estimated Direct Costs ($)	Estimated End Date*
Reformulation Tasks; Assessment of Release in [*]; Preparation of Samples for PK Evaluation in [*]	300	1	$2,500	31May2015

*timing depends on duration and scheduling of [*] studies

Total Estimated Costs: $ 67,000

In all other respects, the terms and conditions of the Agreement remain in full force and effect.

Requested task, dates and costs are approved by:

Company: Radius Health, Inc		Company: 3M
Name: Gary Hattersley		Name: Michele Gehrt
Signature:	/s/ Gary Hattersley	Signature:	/s/ Michele Gehrt
Position: CSO		Position: Commercialization Mgr
Date (dd/mm/yy): 13 May 2015		Date (dd/mm/yy): 13/05/15